Exhibit 4.1

02778

COMMON STOCK

PSC

COMMON STOCK

PARK STERLING CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF NORTH CAROLINA

COMMON STOCK

CUSIP 70086Y 10 5

SEE REVERSE FOR CERTAIN DEFINITIONS AND LEGENDS

This certifies that

SPECIMEN

is the owner of

SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE OF

PARK STERLING CORPORATION

CERTIFICATE OF STOCK

The shares evidenced by this Certificate are transferable on the books of the Corporation by the holder hereof in person or by a duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed. The shares evidenced by this Certificate are assessable under Section 53-42 of the North Carolina General Statutes. This Certificate and the shares represented hereby are subject to all the provisions of the Articles of Incorporation and Bylaws of the Corporation and all amendments thereto (copies of which are on file with the Transfer Agent). This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

The Common Stock evidenced by this Certificate is non-withdrawable capital, is not of insurable type, and is not insured by the Deposit Insurance Fund or any other Fund of the Federal Deposit Insurance Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile seal to be affixed hereto.

Dated:

SECRETARY

PARK STERLING CORPORATION CORPORATE SEAL NORTH CAROLINA

CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
FIRST-CITIZENS BANK & TRUST COMPANY
(RALEIGH, NC)
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE